Exhibit 10.23

SECOND AMENDMENT
OF
HANESBRANDS INC.
NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
(As Amended and Restated December 9, 2008)
WHEREAS, Hanesbrands Inc. (the “Corporation”) maintains the Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan (as Amended and Restated December 9, 2008) (the “Plan”); and
WHEREAS, the Plan has previously been amended and further amendment of the Plan is now considered desirable;
NOW, THEREFORE, in exercise of the power reserved to the Corporation by Section 17 of the Plan, and by the power delegated to the Compensation Committee of the Board of Directors of the Corporation (the “Committee”) by resolutions of the Board of Directors of the Corporation, the Plan is hereby amended, effective March 1, 2019, by substituting the following for subsection 8(a) of the Plan:

“(a)
Investment Elections. A Non-Employee Director may elect from among the Investment Funds for the notional investment of his Deferral Account from time to time in accordance with procedures established by the Committee and subject to the following:

(i)
With respect to Cash Retainer payments, if the Non-Employee Director fails to make an investment election with respect to a Deferral, the Deferral shall be deemed to be invested in the Investment Fund identified by the Committee.

(ii)
All Equity Retainer payments that are deferred at the election of the Non-Employee Director and all awards that are deferred automatically as described in section 5 above shall be deemed to be invested in the Stock Equivalent Account; provided that all or a portion of any such payments and vested awards may, prior to March 1, 2019, be transferred to another Investment Fund at the election of the Non-Employee Director during the election period specified by the Committee.

(iii)
Effective March 1, 2019, all deemed investments in the Stock Equivalent Account shall be irrevocable. On and after said date, a Non-Employee Director may elect to transfer all or a part of his notional interest in an Investment Fund to the Stock Equivalent Account or to one or more of the other available Investment Funds but no transfers out of the Stock Equivalent Account shall be permitted. All investment transfers shall be made in accordance with procedures established by the Committee.”

IN WITNESS WHEREOF, the Committee has caused this amendment to be executed by its duly authorized representative this 29th day of January, 2019.
COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS OF HANESBRANDS INC.
By: /s/ Ann E. Ziegler
Compensation Committee Representative